Exhibit 21.1

JBS S.A. – Subsidiaries
	Company	Jurisdiction of Incorporation or Organization
1.	40 North Foods, Inc.	Delaware, United States
2.	Adams Pork Products Limited	United Kingdom
3.	Albert Van Zoonen B.V.	The Netherlands
4.	Alvey do Brazil Comercio de Maquinas de Automação Ltda.	Brazil
5.	Andrews Meat Industries Pty. Ltd.	Australia
6.	Arkose Investments ULC	Ireland
7.	Attleborough Foods Ltd.	United Kingdom
8.	Australian Consolidated Food Holdings Pty. Ltd.	Australia
9.	Australian Consolidated Food Investments Pty. Ltd.	Australia
10.	Avetec Indústria e Comércio de Alimentos Ltda.	Brazil
11.	Avicola Pilgrim's Pride de Mexico S.A de C.V.	Mexico
12.	Bakewell Foods Ltd.	United Kingdom
13.	Baumhardt Com. e Part. Ltda.	Brazil
14.	Baybrick LandCo Pty. Ltd.	Australia
15.	Baybrick Pty. Ltd.	Australia
16.	Belvoir Foods Limited	United Kingdom
17.	Biotech Foods, S.L.	Spain
18.	Birla Società Agricola Srl	Italy
19.	Brianza Salumi di Vismara Luigi & C. Srl	Italy
20.	Cattle Production Systems, Inc.	Delaware, United States
21.	CBO Servicios Profesionales, S. de R.L de C.V.	Mexico
22.	Climert Investments S.A.	Uruguay
23.	Combo México Holdings, S. de R.L de C.V.	Mexico
24.	Combo Productora, S. de R.L de C.V.	Mexico
25.	Combo Servicios Especializados de Personal, S. de R.L de C.V.	Mexico
26.	Conceria Priante S.p.A	Italy
27.	Condesa Norte Indústria e Comércio Ltda.	Brazil
28.	Consumer Foods Van Sales (Ireland) Ltd.	Ireland
29.	Consumer Foods Van Sales Ltd.	Ireland
30.	Cordine Pty. Ltd.	Australia
31.	D Blowers Limited	United Kingdom
32.	Dalehead Foods Limited	United Kingdom
33.	Denver Processing, LLC	Tennessee, United States
34.	Diamond Valley Pork Pty Ltd.	Australia
35.	Dungannon Proteins Limited	United Kingdom
36.	Easey Herds Limited	United Kingdom
37.	Easey Holdings Limited	United Kingdom
38.	Easey Pigs Limited	United Kingdom
39.	Easey Veterinary Services Limited	United Kingdom
40.	Empire Management Company, LLC	Tennessee, United States

41.	Empire Packing Company, LLC	Tennessee, United States
42.	Excelsior Alimentos S.A.	Brazil
43.	Fampat S.A. de C.V.	Mexico
44.	Flora Green Pty. Ltd.	Australia
45.	FLS Systems NV	Belgium
46.	Food Processors Water Chief Operating Officerperative, Inc.	Virginia, United States
47.	Food Ventures North America Canada, Inc.	Canada
48.	Food Ventures North America, Inc.	Delaware, United States
49.	Galina Pesada S.A.P.I. de C.V.	Mexico
50.	Geo Adams & Sons (Farms) Limited	United Kingdom
51.	Geo Adams & Sons Limited	United Kingdom
52.	Gideny S.A.	Uruguay
53.	Gold'n Plump Farms, LLC	California, United States
54.	Gold'n Plump Poultry, LLC	California, United States
55.	Good Country Investments Pty. Ltd.	Australia
56.	Good Country Pty. Ltd.	Australia
57.	Hadgraft Industrial Properties, LLC	Georgia, United States
58.	Hamer International Limited	United Kingdom
59.	Hans Continental Smallgoods Pty. Ltd.	Australia
60.	Harris Mason Processing, LLC	Tennessee, United States
61.	Henco Hogs, LLC	Iowa, United States
62.	High Plans Pork, LLC	Iowa, United States
63.	Swift & Company International Sales Corp. (Hong Kong Branch)	Hong Kong
64.	Hunter Valley Quality Meats Pty. Ltd.	Australia
65.	Huon Aquaculture Company Pty Ltd.	Australia
66.	Huon Aquaculture Group Pty Ltd.	Australia
67.	Huon Ocean Trout Pty Ltd.	Australia
68.	Huon Salmon Pty Ltd.	Australia
69.	Huon Seafoods Pty Ltd.	Australia
70.	Huon Shellfish Co. Pty Ltd.	Australia
71.	Huon Smoked Salmon Pty Ltd.	Australia
72.	Huon Smoked Seafoods Pty Ltd.	Australia
73.	Huon Tasmanian Salmon Pty Ltd.	Australia
74.	Imposete Pty. Ltd.	Australia
75.	Industry Park Pty. Ltd.	Australia
76.	Inmobiliaria Avicola Pilgrim's Pride S. de R.L de C.V.	Mexico
77.	International Food Company Seara LLC	United Arab Emirates

78.	International Food Packers, LLC	Florida, United States
79.	Ivory Investments Luxembourg Holding S.C.S.	Luxembourg
80.	JBS Aquaculture Pty Ltd.	Australia
81.	JBS Asia Co. Ltd.	Hong Kong
82.	JBS Asia Pacific Investments Ltd.	Ireland
83.	JBS Aspelt S.à r.l.	Luxembourg
84.	JBS Asset Management Corp.	Delaware, United States
85.	JBS Australia Air Pty Limited Liability	Australia
86.	JBS Australia Finance 1 Pty. Ltd.	Australia
87.	JBS Australia Finance Pty. Ltd.	Australia
88.	JBS Australia Pty. Ltd.	Australia
89.	JBS Aves Ltda.	Brazil
90.	JBS B.V.	The Netherlands
91.	JBS Beaufort Holding S.à r.l.	Luxembourg
92.	JBS Berg S.à r.l.	Luxembourg
93.	JBS Bettendorf S.à r.l.	Luxembourg
94.	JBS Carriers, Inc.	Delaware, United States
95.	JBS Chile Limitada	Chile
96.	JBS Clervaux Finance S.à r.l.	Luxembourg
97.	JBS Confinamento Ltda.	Brazil
98.	JBS Durham Ltd UK	United Kingdom
99.	JBS Embalagens Metálicas Ltda.	Brazil
100.	JBS Empire, Inc.	Tennessee, United States
101.	JBS Finance II Ltd.	Cayman Islands
102.	JBS Finance Luxembourg S.à r.l.	Luxembourg
103.	JBS Finco, Inc.	Delaware, United States
104.	JBS Food Canada ULC	Canada
105.	JBS Food Colombia S.A.S	Colombia
106.	JBS Food Trading (Shanghai) Ltd.	China
107.	JBS Foods Ontario Inc.	Canada
108.	JBS Global Luxembourg S.à r.l.	Luxembourg
109.	JBS Global Meat Holdings Pty Ltd.	Australia
110.	JBS Global UK Ltd.	United Kingdom
111.	JBS Greenbay, Inc.	Delaware, United States

112.	JBS Holdco Australia Pty. Ltd.	Australia
113.	JBS Holding Brasil S.A.	Brazil
114.	JBS Holding Luxembourg S.à r.l.	Luxembourg
115.	JBS Investments Bantry Ltd.	Ireland
116.	JBS Investments Cork Ltd.	Ireland
117.	JBS Investments Dublin Ltd.	Ireland
118.	JBS Investments Galway Ltd.	Ireland
119.	JBS Investments Luxembourg S.à r.l.	Luxembourg
120.	JBS Investments UK Ltd.	United Kingdom
121.	JBS Japan	Japan
122.	JBS La Rochette Finance S.à r.l.	Luxembourg
123.	JBS Leather Argentina S.A.	Argentina
124.	JBS Leather Asia Limited Liability	Hong Kong
125.	JBS Leather International B.V.	The Netherlands
126.	JBS Leather Paraguay Srl	Paraguay
127.	JBS Leather Uruguay S.A.	Uruguay
128.	JBS Live Pork, LLC	Delaware, United States
129.	JBS Luxembourg S.à r.l.	Luxembourg
130.	JBS Malta Finance Limited Liability	Malta
131.	JBS Meat Investments Pty. Ltd.	Australia
132.	JBS Meat UK Limited Liability, Luxembourg Branch	Luxembourg
133.	JBS Meat UK Ltd.	United Kingdom
134.	JBS Melwood UK Limited Liability	United Kingdom
135.	JBS Mersch S.à r.l.	Luxembourg
136.	JBS Packerland, Inc.	Delaware, United States
137.	JBS Participações Societárias S.A.	Brazil
138.	JBS Petrusse Finannce S.à r.l.	Luxembourg
139.	JBS Plainwell, Inc.	Delaware, United States
140.	JBS Smallgoods Holdco Australia, Pty Ltd.	Australia
141.	JBS Smallgoods Holdco Pty. Ltd.	Australia
142.	JBS Smallgoods Investments Pty. Ltd.	Australia
143.	JBS Souderton, Inc.	Pennsylvania, United States
144.	JBS Southern Australia Pty. Ltd.	Australia
145.	JBS Southern Holdco AU Pty. Ltd.	Australia
146.	JBS Southern Investments 1 Pty. Ltd.	Australia
147.	JBS Southern Investments 2 Pty. Ltd.	Australia
148.	JBS Toledo N.V.	Belgium
149.	JBS Tolleson, Inc.	Arizona, United States
150.	JBS Trading Agent (Dongguan)	China
151.	JBS Trading USA (Tupman), Inc.	Delaware, United States
152.	JBS USA Finance, Inc.	Delaware, United States
153.	JBS USA Food Company	Delaware, United States
154.	JBS USA Food Company Holdings	Delaware, United States

155.	JBS USA Holding Lux S.à r.l.	Luxembourg
156.	JBS USA Leather, Inc.	Delaware, United States USA
157.	JBS USA Lux S.A.	Luxembourg
158.	JBS USA Promontory Holdings I, LLC	Colorado, United States
159.	JBS USA Promontory Holdings II, LLC	Colorado, United States
160.	JBS USA Promontory I, LLC	Colorado, United States
161.	JBS USA Promontory II, LLC	Colorado, United States
162.	JBS USA Sanitation Corporation	Delaware, United States
163.	JBS Wisconsin Properties, LLC	Wisconsin, United States
164.	JFC, LLC	California, United States
165.	Kahula Pty. Ltd.	Australia
166.	King’s S.p.A.	Italy
167.	Kitchen Range Foods Ltd.	United Kingdom
168.	Swift & Company International Sales Corp. (Korea Branch)	South Korea
169.	Lap Foods Pty. Ltd.	Australia
170.	Mafrip - Matadouro Frigorífico S.A.	Brazil
171.	Marzolara Food Processing Srl	Italy
172.	Meadow Bank Hatchery Pty Ltd.	Australia
173.	Meat Me México, Mercado de Carnes, S. de R.L. de C.V.	Mexico
174.	Meat Snack Partners Distribuidora do Brasil Ltda.	Brazil
175.	Meat Snack Partners do Brasil Ltda.	Brazil
176.	Meat Snacks Partner LLC	Wisconsin, United States
177.	Merit Provisions, LLC	Texas, United States
178.	Miller Brothers Co. Inc.	Utah, United States
179.	MOPA Empreendimentos e Participações Ltda.	Brazil
180.	Mopac of Virginia, Inc.	Virginia, United States
181.	Morrison's Seafood Pty Ltd.	Australia
182.	Mountain View Rendering Co., LLC	Texas, United States
183.	Moy Park Beef Orleans S.à.r.l.	France
184.	Moy Park Bondco PLC Ltd	United Kingdom

185.	Moy Park France Holdings SAS	France
186.	Moy Park France SAS	France
187.	Moy Park Holdings Europe Ltd.	United Kingdom
188.	Moy Park Ltd.	United Kingdom
189.	Moy Park New Co Ltd.	United Kingdom
190.	Moyer Distribution, LLC	Delaware, United States
191.	Nacrail, LLC	Delaware, United States
192.	Noon Products Ltd.	United Kingdom
193.	Normaclass S.A.	France
194.	Oak Grove, LLC	Iowa , United States
195.	Oakhouse Foods Ltd.	United Kingdom
196.	O'Kane Blue Rose NewCo 1 Ltd.	United Kingdom
197.	O'Kane Poultry Ltd.	United Kingdom
198.	Olympia Processing, LLC	Tennessee, United States
199.	Onix Investments UK Ltd.	United Kingdom
200.	Oxdale Dairy Enterprise Pty Ltd.	Australia
201.	P&H Investments 1 Pty. Ltd.	Australia
202.	P&H Investments 2 Pty. Ltd.	Australia
203.	Penasul UK Ltd.	United Kingdom
204.	PFS Distribution Company	Delaware, United States
205.	Pilgrim’s Food Masters Holdings Ltd.	United Kingdom
206.	Pilgrim’s Food Masters Ireland Ltd.	Ireland
207.	Pilgrim’s Pride Malta Finance Limited Liability	Malta
208.	Pilgrim's Food Group Europe Limited	United Kingdom
209.	Pilgrim's Food Group Limited	United Kingdom
210.	Pilgrim's Food Masters UK Limited	United Kingdom
211.	Pilgrim's Food Pioneers Ltd.	United Kingdom
212.	Pilgrim's Pride Affordable Housing Corp.	Nevada, United States
213.	Pilgrim's Pride Corporation	Delaware, United States
214.	Pilgrim's Pride Corporation of West Virginia, Inc.	West Virginia, United States
215.	Pilgrim's Pride Europe Limited	United Kingdom

216.	Pilgrim's Pride Finance, LLC	Delaware, United States
217.	Pilgrim's Pride Ltd.	United Kingdom
218.	Pilgrim's Pride of Nevada, Inc.	California, United States
219.	Pilgrim's Pride S. de R.L de C.V.	Mexico
220.	Pilgrim's Pride, LLC	Delaware, United States
221.	Pilgrim's Shared Services Ltd.	United Kingdom
222.	Pilgrim's UK Lamb Ltd.	United Kingdom
223.	Pioneer Brands Limited	United Kingdom
224.	Plan Pro Restaurantes S.A. de C.V.	Mexico
225.	JBS USA Sanitation Corporation	Delaware, United States
226.	Planterra Holdings B.V.	The Netherlands
227.	Plumrose Holdings, Inc.	Colorado, United States
228.	Plumrose Limited	United Kingdom
229.	Plumrose USA, Inc.	Colorado, United States
230.	Poppsa 3, LLC	Delaware, United States
231.	Poppsa 4, LLC	Delaware, United States
232.	PP Agnus Limited	United Kingdom
233.	PPC Marketing, Ltd.	Texas, United States
234.	PPC of Alabama, Inc.	Colorado, United States
235.	PPC Transportation Company	Delaware, United States
236.	PQP Holdings Limited	United Kingdom
237.	Premier Beehive Holdco Pty. Ltd.	Australia
238.	Premier Beehive NZ	New Zealand
239.	Primo Foods Pty Ltd.	Australia
240.	Primo Group Holdings Pty. Ltd.	Australia
241.	Primo Meats Admin Pty Ltd.	Australia
242.	Primo Meats Pty. Ltd.	Australia
243.	Primo Retail Pty. Ltd.	Australia
244.	Principe America, LLC	Delaware, United States
245.	Principe di San Daniele S.p.A.	Italy
246.	Principe Foods Inc.	California, United States
247.	QMT General Partner Limited Liability	New Zealand
248.	QMT New Zealand Limited Liability Partnership	New Zealand
249.	Ready Mile Trucking Ltd.	Canada

250.	Rigamonti Salumificio S.p.A	Italy
251.	Rivalea (Australia) Pty Ltd.	Australia
252.	Rivalea Holdings Pty Limited Liability	Australia
253.	Rivercan	Uruguay
254.	Robotic Technologies Limited Liability	New Zealand
255.	Rocklabs Limited Liability	New Zealand
256.	Rollover Ltd.	United Kingdom
257.	Rye Valley Foods Ltd.	Ireland
258.	S&C Australia Holdco Pty. Ltd.	Australia
259.	S&C Australia Investments, Pty Ltd.	Australia
260.	S&C Resale Company	Delaware, United States
261.	Sampco Holdings, LLC	Georgia, United States
262.	Sampco LLC	Georgia, United States
263.	Sandstone Holdings S.à r.l.	Luxembourg
264.	Scott Automation a.s.	Czech Republic
265.	Scott Automation and Robotics Pty Ltd.	Australia
266.	Scott Automation GmbH	Germany
267.	Scott Automation Limited Liability	United Kingdom
268.	Scott Automation Ltd.	New Zealand
269.	Scott Automation N.V.	Belgium
270.	Scott Automation SAS	France
271.	Scott LED Limited Liability	New Zealand
272.	Scott Systems (Qingdao) Co., Ltd.	China
273.	Scott Systems International Inc.	Ohio, United States
274.	Scott Technology Americas Limited Liability	New Zealand
275.	Scott Technology Australia Pty Ltd.	Australia
276.	Scott Technology Belgium bvba	Belgium
277.	Scott Technology Europe Limited Liability	New Zealand
278.	Scott Technology Limited Liability	New Zealand
279.	Scott Technology NZ Limited Liability	New Zealand
280.	Scott Technology USA Limited Liability	New Zealand
281.	Seara África Pty. Ltd.	South Africa
282.	Seara Alimentos Ltda.	Brazil
283.	Seara Arabia Food Industrial Company	Saudi Arabia
284.	Seara Comércio de Alimentos Ltda.	Brazil
285.	Seara Food Europe Holding B.V.	The Netherlands
286.	Seara Food Europe Holding B.V. (DMCC Branch)	United Arab Emirates
287.	Seara Holdings (Europe) B.V.	The Netherlands
288.	Seara Holdings Ltda.	Brazil
289.	Seara Japan Ltd.	Japan
290.	Seara Meats B.V.	The Netherlands

291.	Seara Middle East Food Trading Company	Saudi Arabia
292.	Seara Middle East Wholesale and Retail Trading SPC	Kuwait
293.	Seara Saudi Food for Consultancy and Research LLC	Saudi Arabia
294.	Seara Singapore Pte. Ltd.	Singapore
295.	Servicios Administrativos Pilgrim's Pride S. de R.L de C.V.	Mexico
296.	Seven Point Pork Pty Ltd	Australia
297.	Swift & Company International Sales Corp. (Shangai Branch)	China
298.	Sharonville Processing, LLC	Tennessee, United States
299.	SIA.MO.CI. Srl	Italy
300.	Skippack Creek Corp.	Delaware, United States
301.	Southern Hens, Inc.	Mississippi, United States
302.	Southern Ocean Trout Pty Ltd.	Australia
303.	Springfield Hatcheries Pty Ltd.	Australia
304.	Springs Smoked Salmon Pty Ltd.	Australia
305.	Springs Smoked Seafoods Pty Ltd.	Australia
306.	Spurway Foods Ltd.	United Kingdom
307.	Sunnyvalley Smoked Meats, Inc.	California, United States
308.	Surveyors Investments Pty Ltd.	Australia
309.	Swift & Company International Sales Corp.	Colorado, United States
310.	Swift Australia (Southern) Pty. Ltd.	Australia
311.	Swift Beef Company	Colorado, United States
312.	Swift Brands Company	Colorado, United States
313.	Swift Pork Company	Colorado, United States
314.	Swift Refrigerated Food S.A de C.V.	Mexico
315.	Swift Southern Investments Pty. Ltd.	Australia
316.	Swift Trading Shanghai Ltd.	China
317.	Tatiara Meat Company, Pty Ltd.	Australia
318.	Tatiara Meat Investments Pty. Ltd.	Australia
319.	To-Rico Distribution Ltd.	Porto Rico, United States
320.	To-Rico Ltd.	Porto Rico, United States
321.	TriOak Foods, LLC	Iowa, United States
322.	TriOak Grain, LLC	Iowa, United States
323.	Vietnam Representative Office	Vietnam
324.	Vivera B.V.	The Netherlands
325.	Vivera Topholding B.V.	The Netherlands
326.	Vivera UK Ltd.	United Kingdom
327.	Vivera Vastgoed B.V.	The Netherlands
328.	Weddel Ltd.	Canada
329.	White Stripe Foods Investment Holdings Pty Ltd.	Australia
330.	White Stripe Foods Pty Ltd.	Australia
331.	White Stripe Safco Foods (Joint Venture)	United Arab Emirates
332.	Wild Fork Holdings B.V.	The Netherlands
333.	Wonder Best Holding Co Ltd.	Hong Kong
334.	Zendaleather Co.	North Carolina, United States
335.	Zendaleather GmbH	Germany
336.	Zendaleather S.A de C.V	Mexico
337.	ZM Australia Pty. Ltd.	Australia